EXHIBIT 1

                             JOINT FILING AGREEMENT

         We, the signatories of the statement on Schedule 13G to which this Agreement is attached, do hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

Dated: January 12, 1999

                                       ENERGY MANAGEMENT CORPORATION

                                       By: /s/ David A. Persing
                                           --------------------
                                           Name:  David A. Persing
                                           Title: Senior Vice President


                                       PENGO INDUSTRIES, INC.

                                       By: /s/ David A. Persing
                                           --------------------
                                           Name:  David A. Persing
                                           Title: Senior Vice President


                                       SOLVATION INC.

                                       By: /s/ David A. Persing
                                           --------------------
                                           Name:  David A. Persing
                                           Title: Senior Vice President


                                       PENGO, L.L.C.

                                       By: /s/ David A. Persing
                                           --------------------
                                           Name:  David A. Persing
                                           Title: Senior Vice President


                                       JOHN W. ADAMS

                                       By: /s/ John W. Adams
                                           -----------------
                                           Name: John W. Adams

                               Page 13 of 13 Pages